UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Matrix Service Company

(Exact name of registrant as specified in its charter)

DELAWARE	73-1352174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5100 E. Skelly Drive, Suite 700

Tulsa, OK 74135

(918) 838-8822

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John R. Hewitt

President and Chief Executive Officer

5100 E. Skelly Drive, Suite 700

Tulsa, OK 74135

(918) 838-8822

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Mark D. Berman, Esq.

Conner & Winters, LLP

4000 One Williams Center

Tulsa, Oklahoma 74172

(918) 586-5711

(918) 586-8661 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(1)(2)	Aggregate Maximum Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Debt Securities
Warrants
Units(3)
TOTAL	$400,000,000	(1)(2)	$400,000,000	$45,840

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby. Subject to Rule 462(b) under the Securities Act of 1933, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $400,000,000 or if any securities are issued in any foreign currencies, composite currencies or currency units, the U.S. dollar equivalent of $400,000,000. Such amount represents the principal amount of any debt securities (or issue price, in the case of debt securities issued at an original issue discount), and the issue price of any common stock, preferred stock or warrants. This registration statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this registration statement. Separate consideration may or may not be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, or upon exercise of, as the case may be, convertible or exchangeable securities.
(2)	Excludes accrued interest and dividends, if any, and estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Any securities registered hereunder may be sold separately or as a unit with one or more of the other securities registered hereunder.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on the Registrant’s Registration Statement on Form S-3 (Registration No. 333-156814) filed on January 21, 2009 and declared effective on March 18, 2009 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock and preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and an indeterminate number of units as shall have an aggregate initial offering price not to exceed $400,000,000, all of which remain unsold as the date of filing of this Registration Statement. The Registrant has determined to include in this Registration Statement all $400,000,000 of the unsold securities registered under the Prior Registration Statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated January 6, 2012

PROSPECTUS

$400,000,000

MATRIX SERVICE COMPANY

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer up to $400,000,000 of our common stock, preferred stock, debt securities or warrants from time to time. We may also offer from time to time units consisting of two or more of such securities.

Each time we sell securities, we will provide you with the specific terms of the securities being offered in one or more prospectus supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MTRX.”

We will not use this prospectus to offer or sell any securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves certain risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the Securities and Exchange Commission, or SEC, on September 8, 2011, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as referenced in this prospectus under the caption “Incorporation of Certain Documents by Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities we are offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Web site or at the SEC office mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Matrix Service Company,” “Matrix Service,” “we,” “us,” “our,” or similar references mean Matrix Service Company and its subsidiaries on a consolidated basis.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, includes “forward-looking statements.” All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein which address activities, events or developments which we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “believes,” “intends,” “expects,” “anticipates,” “projects,” “estimates,” “predicts” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements include, among others, such things as:

•	amounts and nature of future revenues and margins from our Construction Services and Repair and Maintenance Services segments;

•	the likely impact of new or existing regulations or market forces on the demand for our services;

•	expansion and other development trends of the industries we serve;

•	our ability to generate sufficient cash from operations or to raise cash in order to meet our short and long-term capital requirements; and

•	our ability to continue to comply with the covenants in our credit agreement.

These statements are based on certain assumptions and analyses we made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including:

•

the “Risk Factors” described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the SEC, on September 8, 2011, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as referenced in this prospectus under the caption “Incorporation of Certain Documents by Reference”;

•	the inherently uncertain outcome of current and future litigation;

•	the adequacy of our reserves for contingencies;

•	economic, market or business conditions in general and in the oil and gas and power industries in particular;

•	changes in laws or regulations; and

•	other factors, many of which are beyond our control.

Consequently, all of the forward-looking statements made in this prospectus and all of the documents incorporated by reference in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. We assume no obligation to update publicly, except as required by law, any such forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

We provide construction and repair and maintenance services primarily to the energy and energy related industries. As a full service industrial contractor, we strive to provide our clients a high degree of safety, quality and service utilizing our qualified professionals, technical expertise, skilled craftsmen, and project management expertise. To serve clients efficiently and effectively, we maintain regional offices throughout the United States and Canada. We operate through separate union and merit subsidiaries, which allows us to serve customers on both a union and a merit basis.

We are licensed to operate in all 50 states and in four Canadian provinces. Our headquarters are in Tulsa, Oklahoma, and we have regional operating facilities in California, Illinois, Michigan, Missouri, New Jersey, Oklahoma, Pennsylvania, Texas and Washington in the United States and Ontario, Alberta, and New Brunswick in Canada. Our principal executive offices are located at 5100 E. Skelly Drive, Suite 700, Tulsa, Oklahoma 74135. Our telephone number is (918) 838-8822.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors identified under the caption “Risk Factors” in any applicable prospectus supplements and our most recent annual report on Form 10-K and in any of our other filings with the SEC under the Exchange Act, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein before purchasing any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges.

	3 Months Ended	Year Ended		1 Month Ended	Year Ended
	September 30, 2011	June 30, 2011	June 30, 2010	June 30, 2009[1]	May 31, 2009	May 31, 2008	May 31, 2007
Ratio of earnings to fixed charges	10.66	17.36	5.65	10.28	34.24	22.46	11.25

[1]

On July 30, 2009, our Board of Directors approved a change in the Company’s fiscal year end from May 31 to June 30, beginning July 1, 2009. As a result of the change, we had a transition period for the one month ended June 30, 2009.

For purposes of computing the ratio of earnings to fixed charges:

•

“earnings” consist of income before provision for income taxes and adjustment for income or loss from equity investees, distributions from equity investees, amortization of capitalized interest, and fixed charges less interest capitalized and the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges; and

•	“fixed charges” consist of interest (whether expensed or capitalized), amortization of premium, discount and capitalized expense relating to indebtedness and estimated interest within rental expense.

There were no dividends paid or accrued during the periods presented above.

USE OF PROCEEDS

Currently we intend to use the net proceeds from the sale of the securities to refund or retire debt, finance capital expenditures and future acquisitions and for other working capital and general corporate purposes. If we elect at the time of the issuance of the securities to make a different or more specific use of proceeds other than as described in this prospectus, we will describe the use of proceeds in the applicable prospectus supplement. Until we use the net proceeds from the sale of any securities for the above purposes, we may invest the funds in short-term, investment grade, interest-bearing securities.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means that securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. Only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities. If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system and instead will be issued as fully registered securities in the name of the registered holder thereof.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our restated certificate of incorporation and bylaws and on applicable provisions of the Delaware General Corporation Law (“DGCL”) as in effect on the date of this prospectus. This information is not a complete recitation of every provision applicable to our common stock that is contained in our restated certificate of incorporation and bylaws or the DGCL. Our intent is to disclose in summary form the provisions contained in those documents and law relating to our common stock that we believe would be of material interest to a person considering an investment in our common stock. We encourage prospective investors to read these documents and the DGCL prior to making an investment in our common stock. For information on how to obtain copies of our restated certificate of incorporation and bylaws, see “Where You Can Find More Information.”

We may offer common stock, common stock issuable upon the conversion of preferred stock, common stock issuable upon the conversion or exchange of debt securities or upon the exercise of warrants to purchase common stock.

Authorized Capital

Currently we have authority to issue 60,000,000 shares of common stock, $0.01 par value per share. As of November 30, 2011, 25,742,649 shares of our common stock were issued and outstanding. The outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

Voting Rights

The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock do not have cumulative voting rights with respect to the election of directors or as to any other matter to be voted upon by the holders of common stock. The vote of the holders of a majority of the issued and outstanding shares of our common stock is required to amend our restated certificate of incorporation, except that the vote of the holders of at least 66% of the issued and outstanding shares of our common stock is required to amend the provisions in our restated certificate of incorporation that:

•	authorize our board of directors to issue rights entitling the holders thereof to purchase from us shares of capital stock or other securities;

•	prohibit stockholders from taking action by written consent;

•	require the Chairman of our board of directors to call a special meeting of stockholders only upon the request of a majority of the members of our board of directors;

•

limit the business to be conducted at any special meeting of stockholders to that business presented by the Chairman of the board of directors only upon the request of a majority of the members of our board of directors;

•

subject to the rights of holders of a series of preferred stock to elect additional directors under certain circumstances, limit the number of members of the board of directors to not less than three nor more than 15 as may from time to time be provided in our bylaws or increased or decreased from time to time as prescribed in our bylaws; and

•	require the vote of holders of at least 66% of the issued and outstanding shares of our common stock to do or approve any of the foregoing.

Our bylaws may be amended by our board of directors without the vote or consent of the holders of our common stock.

Dividend and Liquidation Rights

Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors in its discretion from funds legally available. In the event of a liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Our credit agreement limits the amount of cash dividends we can pay on our common stock.

Diminution of Rights of Common Stock

The voting, dividend and liquidation rights of the holders of our common stock may be materially adversely diminished by the terms of any series of preferred stock that we may issue in the future. Our restated certificate of incorporation currently authorizes our board of directors to issue up to 5,000,000 shares of one or more series of preferred stock having such rights, privileges and preferences as may be determined by our board of directors in its discretion without the vote, consent or approval of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Computershare Trust Company, n.a.

Anti-Takeover Provisions

Provisions of DGCL and of our restated certificate of incorporation and bylaws may delay, defer or prevent a change of control of our company.

Delaware General Corporation Law

The DGCL provides certain restrictions on business combinations involving interested parties. Under the DGCL, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Our board of directors could rely on this provision of the DGCL to prevent or delay an acquisition of us.

Certificate of Incorporation and Bylaws

Our board of directors has the authority granted to it in our restated certificate of incorporation to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our stockholders. The purpose of authorizing the board of directors to determine the price, rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

Our stockholders must give written notice delivered to us no less than 80 days prior to the date of any annual meeting to nominate a candidate for director or to present a proposal to our stockholders to be considered at the meeting; provided that, if we give less than 90 days prior written notice of an annual meeting of stockholders, then stockholders must give written notice delivered to us no less than 10 days following the date of such written notice by us to nominate a candidate for director or to present a proposal to be considered by our stockholders at the meeting.

Stockholders do not have the right to call special meetings of stockholders. Only the Chairman of our board of directors upon the request of a majority of the board of directors may call a special meeting of stockholders. The only business that may be conducted at a special meeting of stockholders is the business presented at the meeting by the Chairman of our board of directors upon the request of a majority of the members of our board of directors. Actions may not be taken by stockholders by written consent in lieu of a meeting of stockholders.

The above provisions contained in our restated certificate of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by them and to discourage certain types of transactions that may involve an actual or threatened change in control of our company in a manner deemed by our board of directors to not be in the best interests of our stockholders. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy contests. However, these provisions could have the effect of discouraging others from making tender offers for our shares and also may have the effect of preventing changes in our company or management.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of any series of preferred stock we may offer in the future pursuant to a prospectus supplement to this prospectus. We will describe the specific terms of any series of preferred stock in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our restated certificate of incorporation and by the certificate of designation relating to that series. We will file the certificate of designation with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

General

Each series of preferred stock will have specific financial and other terms that we will describe in a prospectus supplement. Any or all of the rights of our preferred stock may have preference over, and be greater than, the rights of our common stock.

Authorized Preferred Stock

Our restated certificate of incorporation authorizes us to issue 5,000,000 shares of preferred stock, $0.01 par value per share. At the date of this prospectus there are no shares of our preferred stock that are outstanding.

We may issue up to 5,000,000 shares of preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the number of shares to be included in the series;

•

the annual dividend rate, if any, for the series, whether such dividends shall be cumulative or noncumulative, the dates at which dividends shall be payable and any restrictions or conditions on the payment of dividends;

•	the redemption rights and price, if any, for the series and the terms and conditions of redemption;

•	the terms and amount of any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up;

•	the voting rights, if any, of the holders of such series; and

•	any other rights, preferences, powers and limitations relating to the series.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;

•	adversely affect the rights and powers, including voting rights, of holders of common stock; and

•	have the effect of delaying, deferring or preventing a change in control.

For example, the board of directors, with its broad power to establish the rights, preferences, privileges and restrictions of authorized but unissued preferred stock, could issue one or more series of preferred stock entitling holders to vote separately as a class on any proposed merger or consolidation, to convert preferred stock into a larger number of shares of common stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer may be issued in one or more series. Shares of preferred stock, when issued against full payment of the purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issuance.

A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•

the dividend rate, the method of its calculation, the dates on which dividends would be paid, whether or not the dividends on the shares are cumulative and, if so, the date or dates from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	the voting rights, if any;

•	the listing of the preferred stock on any securities exchange;

•	the applicable registrar and transfer agent for the series of preferred stock;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, powers, limitations and restrictions.

Unless we state otherwise in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets upon liquidation, but will rank junior to all obligations and liabilities that must be satisfied by us prior to any liquidating distribution to the holders of preferred stock. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our restated certificate of incorporation so permits.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may issue one or more series of senior debt securities under a senior note indenture and one or more series of subordinated debt securities under a subordinated note indenture. Each indenture is between us and a trustee to be determined. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms and provisions of each indenture are substantially similar, except that the subordinated note indenture contains a definition of the “senior debt” to which the subordinated debt is junior and subordinate in right of payment as well as the operative terms and provisions relating to the subordination. The following summary is not a complete recitation of every provision contained in each indenture. Our intent is to disclose in summary form the provisions in each indenture as in effect on the date of this prospectus that we believe would be of material interest to a person considering an investment in a series of senior or subordinated debt securities we may issue in the future. The specific terms of any series of senior or subordinated debt securities we may authorize for issuance will be contained in a resolution adopted by our board of directors or set forth in an amendment, called an indenture supplement, to the applicable indenture. Copies of the resolution and/or the indenture supplement will be filed with the SEC and incorporated by reference in this registration statement and will be available for copying and inspection as described elsewhere in this prospectus. We will also describe the specific terms of any debt securities we have authorized for issuance in a prospectus supplement which will also describe any applicable modifications or additions to the general terms of the debt securities and the applicable indenture described in this prospectus. Accordingly, for a description of the terms of any series of senior or subordinated debt securities we may offer pursuant to this registration statement of which this prospectus is a part, reference must be made to both the description of the senior and subordinated debt securities in this prospectus and in the applicable prospectus supplement. We also encourage prospective investors to read either the resolution of our board of directors and/or the indenture supplement we will file with the SEC pertaining to the series of senior or subordinated debt we may offer. Any Indenture will be subject to, and governed by, the Trust Indenture Act of 1939. Capitalized terms used in this section without definition have the meanings given those terms in the indenture.

General

The debt securities offered by this prospectus will be our unsecured obligations and will be either senior or subordinated. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture, both of which have been filed as exhibits to the registration statement. In this prospectus, we sometimes refer to the senior note indenture and the subordinated note indenture individually as an “indenture” and collectively as the “indentures.” The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by our board of directors. The indentures also give us the ability to reopen a previous issue of a series of debt securities in order to issue additional debt securities of that same series or to establish additional or amended terms for such series of debt securities. None of the indentures prohibits or in any way limits our right to incur debt in addition to that issued under the indentures.

Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

If we determine to issue a series of debt securities pursuant to this registration statement of which this prospectus is a part, we will prepare and distribute a prospectus supplement describing the terms and provisions of such series. A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

•	the designation or title, the aggregate principal amount and the authorized denominations if other than $1,000 and integral multiples of $1,000;

•	whether the series of debt securities will be senior or subordinated debt;

•	if subordinated, a description of the “senior debt” to which such series is subordinated and the terms and conditions of such subordination;

•	the price(s) at which debt securities will be issued and, if applicable, the method of determining the price;

•	whether such debt securities will be issued pursuant to a medium term notes program;

•	the date or dates on which the debt securities will mature and any right to extend such date or dates;

•

the currency, currencies or currency units in which payments on the debt securities will be payable and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding debt securities of a series;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of determination (including indices) of such rate or rates;

•	the interest payments dates and the record date for interest payments;

•	any mandatory or optional sinking fund or analogous provisions for the purchase or redemption of such debt securities;

•	the amounts, if any, and the dates on or after which, we may or must repay, repurchase or redeem all or a part of the debt securities;

•

the date or dates, if any, after which the debt securities may be converted or exchanged into or for shares of our common stock or other securities of our company, the securities or property of another person, or settled for the cash value of securities issued by us or a third party and the terms for any such conversion or exchange or settlement;

•	the exchanges, if any, on which the debt securities may be listed;

•	any special provisions for the payment of additional amounts with respect to the debt securities;

•

whether the debt securities are to be issuable as registered securities or bearer securities or both, whether any of the debt securities are to be issuable initially in temporary global form and whether any of the debt securities are to be issuable in permanent global form;

•

each office or agency where the principal of, the premium (if any) and the interest on the debt securities will be payable and each office or agency where the debt securities may be presented for conversion, registration of transfer or exchange;

•	any right to defer payments of interest with respect to the debt securities;

•	whether the debt securities will be subject to defeasance or covenant defeasance; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

The senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured and will rank subordinate to and junior in right of payment, to the extent set forth in the subordinated indenture, as amended by any supplemental indenture, to all of our senior debt.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will discuss any Federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders entitled to receive notice of the redemption. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We also may refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Book-Entry Debt Securities

Unless otherwise specified in a prospectus supplement, debt securities will be issued in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indentures

In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. A covenant or other provision of an indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of holders of the debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such indenture of the holders of debt securities of any other series. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, we cannot:

•	make any adverse change to any payment terms of a debt security such as:

o	extending the maturity date or dates,

o	extending the date on which we have to pay interest or make a sinking fund payment, other than deferrals of the payments of interest during any extension period as described in any applicable prospectus supplement,

o	reducing the interest rate,

o	reducing the amount of principal or of any principal payment we have to repay,

o	changing the currency in which we have to make any payment of principal, premium or interest,

o	modifying any redemption or repurchase right to the detriment of the holder, or

o	impairing any right of a holder to bring suit for payment;

•	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default and its consequences;

•	waive any past payment default; or

•	make any change to Section 9.02.

However, if we and the trustee agree, we can amend the indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other corporation or Person or sell, convey, transfer, lease or dispose of all or substantially all of our properties and assets substantially as an entirety to any other corporation or Person, unless (1) such other corporation or Person expressly assumes by supplemental indenture executed and delivered to the trustee, the payment of the principal of and premium, if any, and interest on all the debt securities and the performance of every covenant of the indenture on our part to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all provisions of the indenture required to be complied with in connection with such transaction have been complied with.

Events of Default

Each indenture defines an Event of Default with respect to each series of debt securities issued pursuant to the indenture. Unless otherwise provided in an indenture supplement and in the applicable prospectus supplement, Events of Default are any of the following with respect to each series of debt securities:

•	default in any payment of principal or premium, if any, on any debt security of such series when due;

•	default for 30 days in payment of any interest, if any, on any debt security of such series (subject to the deferral of any due date in the case of an extension period);

•	default in the making or satisfaction of any sinking fund payment or analogous obligation for 30 days on the debt securities of such series;

•	default for 90 days after written notice, as provided in the indenture, to us in the performance of any other covenant in respect of the debt securities of such series contained in such indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to debt securities of a series.

We are required by the terms of each indenture to annually inform the trustee as to our compliance with all of the conditions and covenants applicable to us under the indenture. In addition, we are required to inform the trustee of the occurrence of any Event of Default within five business days of our becoming aware of any such Event of Default.

Each indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any Event of Default if the trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series.

Each indenture provides that if an Event of Default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or in the case of discounted debt securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately and, upon such declaration, the full principal amount of the debt securities of such series shall be and become immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, and before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate outstanding principal amount of the debt securities of that series may annul and rescind such acceleration if we shall have paid or deposited with the Trustee an amount sufficient to pay all matured installments of interest on such series plus the principal of (and premium, if any, on) all debt securities of that series that are due and payable through the date of such payment or deposit by us, other than by reason of acceleration resulting from the declaration of an Event of Default.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under each indenture at the request, order or direction of any holders of debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. Subject to such indemnification provision, each indenture provides that the holders of a majority in principal amount of the debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the debt securities of such series. However, the trustee may decline to act if it has not been offered reasonable indemnity or if it determines that the proceedings so directed would involve it in any personal liability.

The indentures do not have a cross-default provision. This means that a default by us on any other debt does not result in an Event of Default under any indenture. It further means that an Event of Default under one series of debt securities issued under an indenture does not constitute an Event of Default under any other series of debt securities issued under the same or any other indenture.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities we issue or securities of another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance and Discharge

The following discussion of full defeasance and discharge will apply to any series of debt securities unless otherwise indicated in the applicable prospectus supplement with respect to the debt securities of a series.

Each indenture provides that if we choose to have the defeasance and discharge provision applied to the debt securities, we can legally release ourselves from any payment or other obligations on the debt securities, except for the ministerial obligations described below, if we put in place the following arrangements for you to be repaid:

•

We must deposit in trust for the benefit of all direct holders of debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make any interest, premium, principal or other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that we received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in the U.S. federal income tax law, and, in either case, under then current U.S. law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective.

However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain payment agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

The indentures also allow us to choose whether covenant defeasance will apply to any series of debt securities. If we do so choose, we will say so in the prospectus supplement.

The indentures provide that if we choose to have the covenant defeasance provision applied to any debt securities, we need not comply with the covenants in the indentures, including under “Consolidation, Merger and Sale” and, in the case of the subordinated note indenture, the provisions relating to subordination. In addition, covenant defeasance would also render ineffective any Event of Default provisions relating to any restrictive covenants. Any of our other obligations affected by covenant defeasance will be specified in the prospectus supplement.

In order to exercise the covenant defeasance option, we must put into place the same deposit in trust and opinion delivery arrangements as discussed above under “Defeasance and Discharge”.

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all our Senior Debt whether existing at the date of the subordinated note indenture or subsequently incurred. This means that upon any payment or distribution of our assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding up;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets or any bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of our company,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

The same priority of payment of the Senior Debt also apples upon the acceleration of the maturity of any subordinated debt securities resulting from an Event of Default and a declaration of acceleration under the subordinated indenture. The holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

Except as may otherwise be provided in an indenture supplement relating to a series of subordinated debt which will be described in any prospectus supplement relating to such series, the term “Senior Debt” shall mean (without duplication) the principal of (and premium, if any) and interest on all:

•	of our indebtedness for borrowed money;

•	of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	of our obligations in respect of letters of credit or bankers’ acceptances or other similar instruments (or reimbursement obligations thereto) issued for our account;

•	of our obligations to pay the deferred purchase price of property or services, except trade payables incurred in the ordinary course of business;

•	of our obligations as lessee under leases classified as “capitalized leases” under generally accepted accounting principles in the U.S.;

•

obligations of third persons secured by a lien on any of our assets, whether or not we have assumed such obligations; provided that, if recourse against us with respect to such obligation is limited to the assets of ours secured by such lien, then the amount of such obligation that shall constitute “senior debt” shall be the lesser of the amount of such obligation or the fair market value of our assets securing such obligation;

•	obligations of third persons guaranteed by us (but only to the extent of the amount of such guaranty); and

•	of our obligations in respect of derivative products, such as interest rate, foreign exchange rate and commodity prices, forward contracts, options, swaps, collars and similar arrangements,

in each case whether existing on or after the date of the subordinated note indenture.

The term “Senior Debt” will not include:

•	obligations of ours of the type listed above that:

•	when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse to us, and

•

would be “senior debt” but for the fact that the terms of the indenture supplement to the subordinated note indenture creating or evidencing a series of subordinated debt states that such obligation shall rank pari passu with such series of subordinated debt.

•

any other obligations or ours which by the terms of the instrument creating or evidencing such obligation is specifically designated as being subordinated to or pari passu with one or more series of our subordinated debt securities;

•

any debt securities and guarantees issued by us to any trust, partnership or other entity affiliated with us which is used by us as a financing vehicle in connection with an issuance of securities by such financing vehicle.

The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by us.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act applies.

Concerning the Trustee

We may have had and may continue to have commercial and investment banking relationships with the trustee in the ordinary course of our business.

DESCRIPTION OF WARRANTS WE MAY OFFER

This section describes the general terms and provisions of the warrants we may offer. We have filed as exhibits to the registration statement of which this prospectus is a part a form of warrant agreement pursuant to which warrants to purchase our common stock and any new series of preferred stock, senior debt and subordinated debt that may be authorized for issuance by our board of directors in the future will be issued. A form of each such warrant certificate has also been filed as an exhibit to such registration statement. The specific terms of any warrants we offer, including any amendments, modifications or additions to the terms of the warrant agreement or the warrants evidenced by the warrant certificates filed as exhibits to this registration statement, will be described in a prospectus supplement.

General

We may issue pursuant to the warrant agreement referred to above, warrants to purchase common stock, preferred stock, senior debt or subordinated debt, or units of these securities as may from time to time be authorized by our board of directors. We may issue warrants to purchase any of these securities independently or together with any common stock, preferred stock or debt securities issued by us. Any warrants issued by us together with any common stock, preferred stock or debt securities may be issued separately from such other securities or as a unit attached with such common stock, preferred stock or debt securities. We may issue warrants in such amounts or in as many distinct series as we wish. The warrants will be issued under a warrant agreement to be entered into between us and a warrant agent who will be named in the prospectus supplement relating to the warrants being offered. The warrant agreement filed as an exhibit to this registration statement will, subject to such modifications and amendments prepared by us and the warrant agent and described in any prospectus supplement to which such modifications and supplements relate, be the warrant agreement pursuant to which the warrants being registered hereby, will be issued. Accordingly, the description that follows pertains to both the warrants and the warrant agreement pursuant to which the warrants being registered hereby unless otherwise indicated in a prospectus supplement, will be issued.

Specific Terms of the Warrants

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the series of such warrants;

•	the aggregate number of warrants included in such series;

•	the price or prices at which the warrants of that series will be issued;

•	the designation, amount, and terms of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants of that series;

•	if issued together as units with other securities offered by us, the date on and after which the warrants and such other securities will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants of that series shall commence and the date on which the right shall expire;

•	with respect to warrants to purchase common stock, whether or not we will have the right to call the warrants for redemptions and, if so, the terms and conditions thereof;

•	information with respect to book-entry procedures, if any;

•

any provisions for adjustment of the number or amount of shares of our common stock or preferred stock, or in the principal amount of debt securities receivable upon exercise of the warrants or the exercise price of the warrants;

•

in the case of warrants to purchase a series of preferred stock or debt securities, the designation of such series and terms, such as liquidation, dividend, interest rate, conversion, sinking fund and voting rights, of the series of preferred stock or debt securities purchasable upon exercise of the warrants;

•	the warrant agent;

•	a discussion, if necessary, of any material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrant certificates evidencing the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase the securities issuable upon the exercise of the warrants at the exercise price set forth in, or determinable from, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or, if the warrants are redeemable, up to the close of business on the redemption date set forth in the notice given to the holders of warrants called for redemption. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt by the warrant agent of payment for the securities being purchased and of the warrant certificate evidencing the warrant properly completed and duly executed, the warrant agent will, as soon as practicable thereafter, forward the securities purchased upon such exercise to the holder of the warrant certificate or to such person as the holder may direct. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued to the holder of the warrant certificate for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including the right to vote or to receive any payments of dividends or interest on the preferred stock, common stock or debt securities purchasable upon exercise.

Warrant certificates evidencing warrants to purchase securities will be exchangeable for new warrant certificates of different authorized denominations upon satisfaction of the conditions set forth in the warrant agreement.

DESCRIPTION OF UNITS WE MAY OFFER

We may offer units consisting of two or more of the securities previously described in this prospectus, i.e., shares of common stock, shares of preferred stock, debt securities and warrants. This section describes the general terms and provisions of any units comprised of those securities that we may offer. The specific terms of any units and of the securities comprising such units that we offer will be described in a prospectus supplement.

We may offer common stock, preferred stock, debt securities and warrants registered hereby in various combinations with one another called “units.” When offered as a unit, a purchaser must acquire all of the securities comprising the unit and may not separately purchase a component of the securities included in the unit.

After purchase, one or more of the securities comprising a unit may be immediately detachable from the other securities in the unit and can be sold separately. Alternatively, such securities may not be separately detachable for a period of time following their purchase during which period the securities can only be sold together as a unit.

If preferred stock, debt securities or warrants are included in a unit we offer, we will satisfy the conditions described above with respect to those securities that are necessary to establish the terms and provisions of such securities, including filing with the SEC and incorporating by reference in this prospectus:

•

any amendment to our restated certificate of incorporation or any certificate of designation adopted by our board of directors establishing the terms of any series of preferred stock included in a unit or that is purchasable upon the exercise of a warrant included in a unit;

•

any resolution or indenture supplement adopted by our board of directors establishing the terms of any series of senior or subordinated debt securities included in a unit or that is purchasable upon the exercise of a warrant included in a unit; and

•

any amendment or modifications to the warrant agreement or the form of warrant certificates filed as exhibits to the registration statement of which this prospectus is a part with respect to any warrant included in a unit.

We will also describe in a prospectus supplement the terms of each of the securities included in the unit, whether or not the securities in the unit are detachable and separately tradable and, if so, when.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	to or through one or more underwriters or dealers;

•	directly to purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of the securities may be effected from time to time in one or more transactions, by means of one or more of the following:

•	block trades;

•	fixed-price offering;

•	at-the-market offerings;

•	negotiated transactions;

•	put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

We may determine the price or other terms of the securities offered in this prospectus or any applicable prospectus supplement by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent.

Each time we offer securities pursuant to this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent, if any, involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts, concessions or commissions and other items that may constitute compensation received by the underwriters, dealers, agents or broker-dealers;

•	any offering price for the securities being offered;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities will be listed; and

•	the anticipated delivery date of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or from our purchasers (where such persons acted as agents for the purchasers in connection with the sale of securities). The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other purchasers participating in the distribution of the securities may be considered “underwriters” under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by them on the sale of the securities may be treated as underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of ours or engage in transactions with, or perform services for, us in the ordinary course of business.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices relating to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in the prospectus supplement. Unless otherwise indicated, any such agent will be acting on a best efforts only basis for the period of its appointment.

In connection with the offering of the securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “MTRX.” Any shares of common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to any required official notice of issuance. The preferred stock, warrants and debt securities that we may sell pursuant to this prospectus, and any prospectus supplement, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange as specified in the applicable prospectus supplement. Any underwriters or agents to or through which we may sell securities may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. We cannot, therefore, give any assurance as to the liquidity of our trading market for any securities that we may sell.

Under the securities laws of some states, the securities registered by the registration statement that includes this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of the securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable rules and regulations of the SEC, including, among others, Regulation M noted above, which may limit the timing of purchases and sales of any of the securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Conner & Winters, LLP will provide opinions regarding the validity of the securities offered hereby.

EXPERTS

The financial statements, the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-15461) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the completion of the offering covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2011;

•	Our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2011;

•	Our Current Report on Form 8-K filed on November 21, 2011; and

•

The description of our common stock contained in our registration statement on Form 8-A/A, filed with the SEC on September 28, 1990, and any subsequent amendments or reports filed for the purpose of updating the description.

In addition, any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) after the date of the initial filing or the registration statement and prior to the effectiveness of the registration statement will be incorporated by reference in this prospectus.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You can access these documents on our website at http://www.matrixservice.com or you may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Matrix Service Company

5100 E. Skelly Drive, Suite 700

Tulsa, Oklahoma 74135

(918) 838-8822

Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

All amounts, which are payable by us, are estimates, except the SEC registration fee.

SEC registration fee		$45,840
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and shipping expenses		*
Trustee’s and transfer agent’s fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants us the authority to indemnify each of our directors and officers against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer that is made a party to any threatened, pending or completed action, suit or proceeding, (whether civil, criminal or otherwise) by reason of the fact that such director or officer is or was a director, officer, employee or agent of ours or by reason of the fact that such director or officer, at our request, is or was serving at any other corporation or other entity, in any capacity, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, that in the case of an action, suit or proceeding against a director or officer that is brought by us or in our right, we may indemnify such director or officer only in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer; provided further, that no such indemnity for expenses may be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us unless, and only to the extent that, either the Delaware Court of Chancery or the court in which the action, suit or proceeding against such director or officer was brought shall determine upon application that, despite the adjudication of liability to us but in view of all the circumstances of the case, such director or officer is nevertheless fairly and reasonably entitled to indemnity from us for such expenses in an amount deemed proper by such court.

Unless ordered by a court, the determination of whether a then sitting director or officer has met the applicable standard for indemnity, i.e., that the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, shall be made by either (i) a majority vote of our directors at the time of such determination who were not parties to the suit or action, or (ii) by our stockholders.

Section 145 of the DGCL also authorizes us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any action, suit or proceeding against the director or officer prior to a determination of whether the director or officer is actually entitled to indemnity and to purchase insurance for the benefit of a director or officer against any liability that may be incurred by reason of the fact that the insured was or is a director or officer, regardless of whether the liability insured could have legally been indemnified by us.

Pursuant to the authority granted us by Section 145 of the DGCL, we have provided in our restated certificate of incorporation and bylaws for the indemnification of our directors and officers to the fullest extent authorized or permitted by law as from time to time in effect; we have provided in our restated bylaws for the advancement of expenses of directors and officers, including attorneys’ fees, incurred by such persons in defending any proceeding in advance of its final disposition upon a receipt of a written agreement of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to indemnification for such expenses; and we maintain standard policies of insurance under which coverage is provided to our directors and officers against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capacities.

As permitted by Section 102 of the DGCL, our restated certificate of incorporation provides that each of our directors shall not be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of their duties as a director; provided, that a director shall be liable, to the extent provided by applicable law, for any breach of such director’s duty of loyalty to us or our stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for liability under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases), or for any transaction from which such director derived an improper personal benefit. This provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Exhibit

1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 4.1 to our Registration Statement on Form S-3 (File No. 333-156814) filed on January 21, 2009, and incorporated by reference herein).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3 to our Current Report on Form 8-K filed on April 9, 2009 (File No. 1-15461) and incorporated by reference herein).

4.3	Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (previously filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No. 333-117077) filed on July 1, 2004, and incorporated by reference herein).

4.4	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated May 1, 2005 (previously filed as Exhibit 3.5 to our Annual Report on Form 10-K (File No. 1-15461), filed on August 17, 2005, and incorporated by reference herein).

4.5	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (previously filed as Exhibit 3.7 to our Annual Report on Form 10-K (File No. 1-15461), filed on August 14, 2007, and incorporated by reference herein).

Exhibit Number	Exhibit

4.6	Form of Senior Note Indenture (previously filed as Exhibit 4.2 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.7	Form of Senior Note (previously filed as Exhibit 4.3 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.8	Form of Subordinated Note Indenture (previously filed as Exhibit 4.4 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.9	Form of Subordinated Note (previously filed as Exhibit 4.5 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.10	Form of Warrant Agreement (previously filed as Exhibit 4.6 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.11	Form of Warrant Certificate for Common Stock (previously filed as Exhibit 4.7 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.12	Form of Warrant Certificate for Preferred Stock (previously filed as Exhibit 4.8 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.13	Form of Warrant Certificate for Senior Debt (previously filed as Exhibit 4.9 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.14	Form of Warrant Certificate for Subordinated Debt (previously filed as Exhibit 4.10 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

5**	Opinion of Conner & Winters, LLP regarding the legality of the securities.

12**	Statements Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Deloitte & Touche LLP.

23.2**	Consent of Conner & Winters, LLP (included in Exhibit 5).

24**	Power of Attorney (included on the signature page hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.

**	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of January 2012.

MATRIX SERVICE COMPANY

By:	/s/ John R. Hewitt
John R. Hewitt
President and Chief Executive Officer

Each of the undersigned officers and directors of Matrix Service Company, a Delaware corporation, whose signature appears below hereby constitutes and appoints John R. Hewitt and Kevin S. Cavanah, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John R. Hewitt John R. Hewitt	President, Chief Executive Officer and Director (Principal Executive Officer)	January 6, 2012

/s/ Kevin S. Cavanah Kevin S. Cavanah	Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2012

/s/ Michael J. Hall Michael J. Hall	Chairman of the Board of Directors	January 6, 2012

/s/ I. Edgar Hendrix I. Edgar Hendrix	Director	January 6, 2012

/s/ Paul K. Lackey Paul K. Lackey	Director	January 6, 2012

/s/ Tom E. Maxwell Tom E. Maxwell	Director	January 6, 2012

/s/ David J. Tippeconnic David J. Tippeconnic	Director	January 6, 2012

Index to Exhibits

Exhibit Number	Exhibit

1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 4.1 to our Registration Statement on Form S-3 (File No. 333-156814) filed on January 21, 2009, and incorporated by reference herein).

4.2	Amended and Restated Bylaws (previously filed as Exhibit 3 to our Current Report on Form 8-K filed on April 9, 2009 (File No. 1-15461) and incorporated by reference herein).

4.3	Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (previously filed as Exhibit 3.2 to our Registration Statement on Form S-3 (File No. 333-117077) filed on July 1, 2004, and incorporated by reference herein).

4.4	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated May 1, 2005 (previously filed as Exhibit 3.5 to our Annual Report on Form 10-K (File No. 1-15461), filed on August 17, 2005, and incorporated by reference herein).

4.5	Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (previously filed as Exhibit 3.7 to our Annual Report on Form 10-K (File No. 1-15461), filed on August 14, 2007, and incorporated by reference herein).

4.6	Form of Senior Note Indenture (previously filed as Exhibit 4.2 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.7	Form of Senior Note (previously filed as Exhibit 4.3 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.8	Form of Subordinated Note Indenture (previously filed as Exhibit 4.4 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.9	Form of Subordinated Note (previously filed as Exhibit 4.5 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.10	Form of Warrant Agreement (previously filed as Exhibit 4.6 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.11	Form of Warrant Certificate for Common Stock (previously filed as Exhibit 4.7 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.12	Form of Warrant Certificate for Preferred Stock (previously filed as Exhibit 4.8 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.13	Form of Warrant Certificate for Senior Debt (previously filed as Exhibit 4.9 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

4.14	Form of Warrant Certificate for Subordinated Debt (previously filed as Exhibit 4.10 to Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-117077) filed on October 12, 2004, and incorporated by reference herein).

5**	Opinion of Conner & Winters, LLP regarding the legality of the securities.

12**	Statements Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of Deloitte & Touche LLP.

Exhibit Number	Exhibit

23.2**	Consent of Conner & Winters, LLP (included in Exhibit 5).

24**	Power of Attorney (included on the signature page hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering, or in the case of an Exhibit 25 Form T-1, as a 305B2 filing.

**	Filed herewith.